USA REAL ESTATE HOLDING COMPANY

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXHIBIT 21.1
Our Subsidiary

Subsidiary	State of Incorporation	Name(s) Under Which Subsidiary Does Business

USA REAL ESTATE, INC.	Delaware	USA Real Estate, Inc.